                                                                      Exhibit 3

                   NAVISTAR FINANCIAL SECURITIES CORPORATION
                     ARTICLES OF INCORPORATION AND BY-LAWS

The  following  documents  of Navistar  Financial  Securities  Corporation  are
incorporated herein by reference:

3.1   Certificate   of   Incorporation   of   Navistar   Financial   Securities
      Corporation (as in effect on   September 13, 1990).  Filed on
      Registration  No. 33-36767.

3.2   The  By-Laws  of  Navistar  Financial  Securities  Corporation.  Filed on
      Registration No. 33-36767.